Exhibit 99.2

Cryptyde Inc. Announces Name Change to Eightco Holdings Inc.

New Name Reflects Focus on Forever 8 and Fintech Business Opportunities

SAFETY HARBOR, Florida, April 4, 2023 (GLOBE NEWSWIRE) — Eightco Holdings Inc. announced today that it has changed its name from Cryptyde, Inc. effective immediately. The company has made the decision to concentrate its efforts on its most valuable asset, Forever 8, for which the company previously announced guidance of projected $60 million in revenue for fiscal year 2023. In addition, the company anticipates synergistic business opportunities to complement its already growing fintech business.

“Eightco Holdings Inc. signifies our commitment to the fintech industry’s expansion coupled with the market opportunities that our subsidiary, Forever 8, presents,” said Eightco Holdings CEO Brian McFadden. “After internal discussions and analysis, our leadership reached the consensus that the crypto industry’s regulatory risks are likely to continue escalating, and the company and our clients would be better served by focusing our full attention on supporting entrepreneurs through our existing subsidiaries Forever 8 and Ferguson Container. We believe that this strategic decision is in the best interest of our shareholders and the sustainable growth of our company.”

This name change marks a milestone in the company’s growth plan and reflects its commitment to delivering value to its customers, investors, and other stakeholders. The company’s core business will remain the same, providing fintech solutions to entrepreneurs in the e-commerce space.

In addition to the name change to Eightco Holdings Inc., the symbol under which its common stock trades on the Nasdaq Capital Market changed from “TYDE” to “OCTO.” The common stock will begin trading under the new stock symbol at market open on Tuesday, April 4th.

“We are excited to move forward under our new name and continue to focus on the growth of the fundamental business, providing inventory solutions to entrepreneurs and businesses around the world,” said McFadden.

About Eightco Holdings Inc.

Eightco Holdings Inc. (NASDAQ: OCTO) is committed to growth focused around its existing subsidiaries, Forever 8, an inventory management platform for e-commerce sellers, and Ferguson Containers, a provider of complete manufacturing and logistical solutions for product and packaging needs, through strategic management and investment. In addition, the company is actively seeking new opportunities to add to its portfolio of technology solutions focused on the ecommerce ecosystem through strategic acquisitions. Through a combination of innovative strategies and focused execution, Eightco Holdings Inc. aims to create significant value and growth for its portfolio companies and shareholders.

For additional information, please visit www.8co.holdings

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact could be deemed forward looking. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “expand,” “advance,” “develop” “believes,” “guidance,” “target,” “may,” “remain,” “project,” “outlook,” “intend,” “estimate,” “could,” “should,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the effect that the reverse stock split may have on the price of Eightco Holdings Inc.’s common stock and the company’s ability to achieve and maintain compliance with the listing requirements of the Nasdaq Stock Market; the potential that the expected benefits of Eightco Holdings Inc.’s acquisition of Forever 8 are not achieved; Forever 8’s inability to continue the results from the fourth quarter of 2022; Eightco Holdings Inc.’s inability to raise additional capital of at least $3 million; achievement of the expected benefits of Eightco Holdings Inc.’s spin-off from Vinco Ventures, Inc.; tax treatment of the spin-off; market and other conditions; the risks that the ongoing COVID-19 pandemic may disrupt Eightco Holdings Inc.’s business more severely than it has to date or more severely than anticipated; unexpected costs, charges or expenses that reduce Eightco Holdings Inc.’s capital resources; Eightco Holdings Inc.’s inability to raise adequate capital to fund its business; Eightco Holdings Inc.’s inability to innovate and attract users for Eightco Holdings Inc.’s products; future legislation and rulemaking negatively impacting digital assets; and shifting public and governmental positions on digital asset mining activity. Given this risks and uncertainty, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Eightco Holdings Inc.’s actual results to differ from those contained in forward-looking statements, see Eightco Holdings Inc.’s filings with the Securities and Exchange Commission (SEC), including the section titled “Risk Factors” in Eightco Holdings Inc.’s Registration Statement on Form 10, as amended, filed with the SEC on May 13, 2022, and Eightco Holdings Inc.’s Registration Statement on Form S-1, as amended, filed with the SEC on January 24, 2023. All information in this press release is as of the date of the release, and Eightco Holdings Inc. undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

For further information, please contact:

Investor Relations

Richard Brown

617-819-1289

investors@8co.holdings